Exhibit 10.2
Mr. Jack Friedman
14 Stonegate
Longview, Texas 75601
February 8, 2006
The Board of Directors of
Friedman Industries, Incorporated
1121 Judson Road, Suite 124
Longview, Texas 75601
Gentlemen:
     Effective as of the close of business on the date hereof, I hereby resign my position (i) as Chairman of the Board and Chief Executive Officer of Friedman Industries, Incorporated, a Texas corporation (the “Company”), from any other officer position I may hold with the Company and from any director or officer position I may hold with any subsidiary of the Company and (ii) retire from full-time employment with the Company.
     It is my understanding that, following my resignation, the Company will continue to provide me with office facilities and secretarial assistance on the same basis as has been provided to me during the period of my full-time employment.
     If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this letter in the space provided.

Sincerely,

/s/ JACK FRIEDMAN
Jack Friedman
Agreed and accepted:
FRIEDMAN INDUSTRIES, INCORPORATED
By: /s/ WILLIAM E. CROW
Name: William E. Crow
Title: President and COO